Exhibit 5.1

HUNTON & WILLIAMS LLP
RIVERFRONT PLAZA, EAST TOWER
951 EAST BYRD STREET
RICHMOND, VIRGINIA 23219-4074

TEL 804 • 788 • 8200
FAX 804 • 788 • 8218
May 6, 2011
Board of Trustees
Hersha Hospitality Trust
44 Hersha Drive
Harrisburg, Pennsylvania 17102
Hersha Hospitality Trust
Registration Statement on Form S-3
Gentlemen:
     We are acting as counsel to Hersha Hospitality Trust, a Maryland real estate investment trust (the “Company”), in connection with the filing by the Company of a registration statement on Form S-3 (the “Registration Statement”) on the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to (i) Priority Class A common shares of beneficial interest, par value $0.01 per share, of the Company (the “Common Shares”), (ii) preferred shares of beneficial interest, par value $0.01 per share, in one or more series, of the Company (the “Preferred Shares”), (iii) depositary shares representing fractional interests in the Preferred Shares (the “Depositary Shares”) evidenced by depositary receipts (the “Receipts”), (iv) warrants to purchase Common Shares or Preferred Shares (the “Warrants”), and (v) units consisting of two or more securities of the Company referenced in clauses (i) through (iv) (the “Units” and, together with the Common Shares, the Preferred Shares, the Depositary Shares and the Warrants, the “Securities”), having an unspecified proposed maximum aggregate offering price.
     The Depositary Shares will be issued by the Company under one or more deposit agreements (each, a “Deposit Agreement”) to be entered into between the Company and a bank or trust company to be named by the Company, as depositary. The Warrants will be issued by the Company pursuant to one or more warrant agreements (each, a “Warrant Agreement”) to be entered into between the Company and a bank or trust company to be named by the Company, as warrant agent. The Units will be issued by the Company pursuant to one or more unit agreements (each, a “Unit Agreement”) to be entered into between the Company and a bank or trust company to be named by the Company, as unit agent. We have assumed that
ATLANTA   AUSTIN   BANGKOK   BEIJING   BRUSSELS   CHARLOTTE   DALLAS   HOUSTON   LONDON   LOS ANGELES
McLEAN   MIAMI   NEW YORK   NORFOLK   RALEIGH   RICHMOND   SAN FRANCISCO   WASHINGTON
www.hunton.com

Board of Trustees
Hersha Hospitality Trust
May 6, 2011

each Deposit Agreement, each Warrant Agreement and each Unit Agreement will be governed by the laws of the State of New York. The Securities may be issued and sold, from time to time, in one or more series, as set forth in the Registration Statement, the prospectus contained therein and any amendments or supplements thereto.
     In connection with the foregoing we have examined:
(i)	the Registration Statement and the related form of prospectus included therein in the form in which it was filed with the Commission under the Securities Act;

(ii)	the the Articles of Amendment and Restatement, as amended and supplemented (the “Declaration of Trust”), as certified by the Maryland State Department of Assessments and Taxation (the “SDAT”), on May 3, 2011, and by the Secretary of the Company on the date hereof;

(iii)	the Amended and Restated Bylaws of the Company (the “Bylaws”), as certified by the Secretary of the Company on the date hereof;

(iv)	the resolutions adopted by the Board of Trustees of the Company (the “Board”) at a meeting of the Board duly called and held on April 13, 2011 (the “Resolutions”), relating to, among other things, the preparation and filing of the Registration Statement and any amendments thereto and the registration of the Securities under the Securities Act, as certified by the Secretary of the Company on the date hereof;

(v)	a certificate of the SDAT as to the good standing of the Company, dated as of May 2, 2011 (the “SDAT Certificate”); and

(vi)	a certificate executed by the Secretary of the Company certifying as to certain factual matters as of the date hereof (the “Secretary’s Certificate”).
     For purposes of the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents, (iii) the legal capacity of natural persons, (iv) the genuineness of all signatures and (v) the due authorization, execution and delivery of all documents by all parties and the validity, binding effect and enforceability thereof (other than the due authorization, execution

Board of Trustees
Hersha Hospitality Trust
May 6, 2011

and delivery of documents by the Company and the validity, binding effect and enforceability thereof upon the Company).
     As to factual matters, we have relied upon the Secretary’s Certificate and upon certificates of public officials.
     Based upon the foregoing and such other information and documents as we have considered necessary for the purposes hereof, we are of the opinion that:
     1. The Company is a real estate investment trust, duly formed and existing under the laws of the State of Maryland and is in good standing with the SDAT.
     2. With respect to the Common Shares, (a) when the terms of the issuance and sale of the Common Shares have been duly established in conformity with the Declaration of Trust and the Bylaws and (b) when the Common Shares have been duly issued and sold as contemplated by the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted by the Board, or a duly authorized committee thereof, and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Company has received full payment therefor in accordance with the authorization of the Board, or a duly authorized committee thereof, the Common Shares will be validly issued, fully paid and non-assessable. The Common Shares covered in the opinion in this paragraph include any Common Shares that may be issued as part of the Units or upon conversion, exercise or otherwise pursuant to the terms of any other Securities.
     3. With respect to the Preferred Shares, (a) when the terms of the particular series of Preferred Shares and the issuance and sale of such Preferred Shares have been duly established in conformity with the Declaration of Trust and the Bylaws, (b) when Articles Supplementary have been duly filed with and accepted for record by the SDAT establishing the relative powers, designations, preferences, rights, qualifications, limitations or restrictions of such Preferred Shares, and (c) when the Preferred Shares have been duly issued and sold as contemplated by the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted by the Board, or a duly authorized committee thereof, and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Company has

Board of Trustees
Hersha Hospitality Trust
May 6, 2011

received full payment therefor in accordance with the authorization of the Board, or a duly authorized committee thereof, the Preferred Shares will be validly issued, fully paid and non-assessable. The Preferred Shares covered in the opinion in this paragraph include any Preferred Shares that may be represented by Depositary Shares or may be issued as part of the Units or upon conversion, exercise or otherwise pursuant to the terms of any other Securities.
     4. With respect to the Depositary Shares, (a) when the terms of the applicable Deposit Agreements under which certain of the Depositary Shares are to be issued have been duly established and the applicable Deposit Agreements have been duly executed and delivered, (b) when the terms of such Depositary Shares and their issuance and sale have been duly established in conformity with the applicable Deposit Agreements, (c) when Articles Supplementary have been duly filed with and accepted for record by the SDAT establishing the relative powers, designations, preferences, rights, qualifications, limitations or restrictions of such Preferred Shares represented by such Depositary Shares, (d) when such series of Preferred Shares represented by such Depositary Shares has been duly delivered to the depositary named in the applicable Deposit Agreement and (e) when the Receipts evidencing such Depositary Shares have been duly issued against deposit of such series of Preferred Shares in accordance with the applicable Deposit Agreements and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted by the Board, or a duly authorized committee thereof, and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Company has received full payment therefor in accordance with the authorization of the Board, or a duly authorized committee thereof, the Receipts evidencing such Depositary Shares will be validly issued. The Depositary Shares covered by the opinion in this paragraph include any Depositary Shares that may be issued as part of the Units or upon exercise or otherwise pursuant to the terms of any other Securities.
     5. With respect to the Warrants, (a) when the terms of the applicable Warrant Agreements under which certain of the Warrants are to be issued have been duly established and the applicable Warrant Agreements have been duly executed and delivered, (b) when the terms of such Warrants and their issuance and sale have been duly established in conformity with the applicable Warrant Agreements and (c) when such Warrants have been duly executed and authenticated in accordance with the applicable Warrant Agreements and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted by the Board, or a duly authorized committee thereof, and so

Board of Trustees
Hersha Hospitality Trust
May 6, 2011

as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Company has received full payment therefor in accordance with the authorization of the Board, or a duly authorized committee thereof, the Warrants will constitute valid and legally binding obligations of the Company, except as may be limited or otherwise affected by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws affecting the rights of creditors generally and (b) principles of equity, whether considered at law or in equity, and the Common Shares or Preferred Shares, as the case may be, when duly issued upon conversion, exercise or exchange of any such Warrants that are convertible into or exercisable or exchangeable for such Common Shares or Preferred Shares, will be validly issued, fully paid and non-assessable. The Warrants covered by the opinion in this paragraph include any Warrants that may be issued as part of the Units or upon exercise or otherwise pursuant to the terms of any other Securities.
     6. With respect to the Units, (a) when the terms of the applicable Unit Agreements under which certain of the Units are to be issued have been duly established and the applicable Unit Agreement has been duly executed and delivered, (b) when the terms of such Units and their issuance and sale have been duly established in conformity with the applicable Unit Agreement and (c) when such Units have been duly executed and authenticated in accordance with the applicable Unit Agreement and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted by the Board, or a duly authorized committee thereof, and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Company has received full payment therefor in accordance with the authorization of the Board, or a duly authorized committee thereof, the Units will constitute valid and legally binding obligations of the Company, except as may be limited or otherwise affected by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws affecting the rights of creditors generally and (b) principles of equity, whether considered at law or in equity. The Units covered by the opinion in this paragraph include any Units that may be issued upon exercise or otherwise pursuant to the terms of any other Securities.
     For purposes of expressing the opinions above, we have assumed that any Common Shares or Preferred Shares, including Common Shares or Preferred Shares issuable upon conversion, exercise or otherwise pursuant to the terms of any other Securities, will not be

Board of Trustees
Hersha Hospitality Trust
May 6, 2011

issued in violation of Article VII of the Declaration of Trust, as amended or supplemented as of the date hereof. We also have assumed that, upon issuance, the total number of Common Shares and Preferred Shares issued and outstanding will not exceed the total number of shares of beneficial interest that the Company has authority to issue under the Declaration of Trust.
     We do not purport to express an opinion on any laws other than the laws of the State of New York and the Maryland REIT Law. Our opinion in paragraph 1 above is based solely on our review of the SDAT Certificate. We express no opinion as to the applicability or effect of any state securities laws, including the securities laws of the State of New York or the State of Maryland, or as to federal or state laws regarding fraudulent transfers or fraudulent conveyances.
     This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act. We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the heading “Legal Matters” therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.
     This opinion is limited to the matters stated in this letter, and no opinions may be implied or inferred beyond the matters expressly stated in this letter. The opinions expressed in this letter speak only as of its date. We do not undertake to advise you of any changes in the opinions expressed herein from matters that might hereafter arise or be brought to our attention.

Very truly yours,
/s/ Hunton & Williams LLP